EXHIBIT 99.1

Insperity Announces Strong Third Quarter Results

●	Q3 Operating income up 36%
●	YTD Operating income up 27% on 10% revenue growth
●	Working capital of $140 million and no debt

HOUSTON –  Nov. 1, 2012 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter and nine months ended Sept. 30, 2012.  For the third quarter, the company reported net income of $11.5 million and diluted earnings per share of $0.45.  For the nine months ended Sept. 30, 2012, the company reported net income of $31.0 million and diluted earnings per share of $1.20.

“We are pleased with our excellent third quarter and year-to-date financial results achieved while implementing a new growth strategy for Insperity,” said Paul J. Sarvadi, Insperity chairman and chief executive officer.  “Now that all of the major elements of our business transformation are in place, we can focus our efforts and resources on the growth acceleration.”

Third Quarter Results

Revenues for the third quarter of 2012 increased 8.5% over the third quarter of 2011 due to a 7.5% increase in the average number of worksite employees paid per month and a 1.0% increase in revenues per worksite employee per month.  Gross profit increased 13.1% over the third quarter of 2011 to $98.4 million.  The average gross profit per worksite employee per month increased $13, or 5.3%, to $258 in the third quarter of 2012 from $245 in the 2011 period, primarily due to lower benefits costs.

Operating expenses increased 8.7% to $79.3 million compared to the third quarter of 2011.  The 2012 quarter included higher salaries and wages due in part to higher incentive compensation accruals resulting from improved operating results.  Operating expenses per worksite employee per month increased 1.0% to $208 in the 2012 quarter compared to $206 in the 2011 quarter.

Insperity, Inc.

Year-to-Date Results

Year-to-date revenues were $1.6 billion, an increase of 9.8% over the 2011 period.  Gross profit for the nine months ended Sept. 30, 2012, increased 10.3% to $288.7 million.  The average gross profit per worksite employee per month increased $5, or 2.0%, to $258 in the 2012 period from $253 in the 2011 period.

Year-to-date operating expenses increased 7.2% over the first nine months of 2011 to $237.1 million.  This increase was primarily due to costs associated with the Insperity ChampionshipTM professional golf tournament, which was moved into the first nine months of the year, and higher salaries and wages, partially offset by the non-recurrence of expenses related to our 2011 rebranding initiative.  On a per worksite employee per month basis, operating expenses decreased 0.9% to $212 in the 2012 period from $214 in the 2011 period.

Adjusted EBITDA plus stock-based compensation increased 23.5% to $73.2 million compared to the first nine months of 2011, excluding $7.5 million in costs associated with two non-operational items in 2011.  Cash outlays included the repurchase of 514,628 shares at a cost of $13.8 million, dividends of $12.6 million and capital expenditures of $12.0 million.  Working capital at Sept. 30, 2012, was $140.0 million, an increase of $13.4 million over Dec. 31, 2011.

“Effective execution of our 2012 operating plan has resulted in both year-to-date earnings and cash flow exceeding our initial expectations,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.  “These results, combined with a solid balance sheet, provide for further investment in our long-term growth and value creation for our shareholders.”

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the fourth quarter and answer questions from investment analysts.  To listen in, call 877-651-0053 and use conference i.d. number 38163123.  The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 38163123, for one week.  The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 26 years, provides an array of human resources and business solutions designed to help improve business performance. InsperityTM Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace.  Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce OptimizationTM solution.  Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services.  Insperity business performance solutions support more than 100,000 businesses with over 2 million employees.  With 2011 revenues of $2 billion, Insperity operates in 56 offices throughout the United States.  For more information, visit http://www.insperity.com.

Insperity, Inc.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our Adjacent Business strategy, including acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	Sept. 30,	Dec. 31,
	2012	2011
	(Unaudited)
Assets
Cash and cash equivalents	$202,218	$211,208
Restricted cash	46,069	44,737
Marketable securities	51,702	56,987
Accounts receivable	203,108	170,933
Prepaid insurance	23,739	21,300
Other current assets	8,133	11,488
Income taxes receivable	—	2,902
Deferred income taxes	940	3,233
Total current assets	535,909	522,788

Property and equipment, net	92,927	92,944
Prepaid health insurance	9,000	9,000
Deposits	60,588	54,960
Goodwill and other intangible assets, net	27,131	28,433
Other assets	4,879	4,134
Total assets	$730,434	$712,259

Liabilities and Stockholders’ Equity
Accounts payable	$3,088	$5,085
Payroll taxes and other payroll deductions payable	107,932	168,652
Accrued worksite employee payroll expense	174,264	130,317
Accrued health insurance costs	22,522	9,427
Accrued workers’ compensation costs	48,369	46,548
Accrued corporate payroll and commissions	21,819	22,383
Other accrued liabilities	13,975	13,814
Income taxes payable	3,987	—
Total current liabilities	395,956	396,226

Accrued workers’ compensation costs	63,463	60,054
Deferred income taxes	10,768	10,772
Total noncurrent liabilities	74,231	70,826

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	136,688	135,871
Treasury stock, cost	(138,784)	(134,647)
Accumulated other comprehensive income, net of tax	70	24
Retained earnings	261,964	243,650
Total stockholders’ equity	260,247	245,207
Total liabilities and stockholders’ equity	$730,434	$712,259

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended Sept. 30,			Nine months ended Sept. 30,
	2012	2011	Change	2012	2011	Change
Operating results:
Revenues (gross billings of $3.068 billion, $2.835 billion, $9.339 billion and $8.454 billion, less worksite employee payroll cost of $2.556 billion, $2.363 billion, $7.712 billion and $6.973 billion, respectively)	$511,953	$471,821	8.5%	$1,626,386	$1,481,105	9.8%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	413,533	384,792	7.5%	1,337,668	1,219,276	9.7%
Gross profit	98,420	87,029	13.1%	288,718	261,829	10.3%
Operating expenses:
Salaries, wages and payroll taxes	44,032	39,494	11.5%	127,402	117,558	8.4%
Stock-based compensation	2,429	2,109	15.2%	7,385	6,455	14.4%
Commissions	3,358	3,399	(1.2)%	10,299	9,750	5.6%
Advertising	3,680	5,235	(29.7)%	17,001	18,280	(7.0)%
General and administrative expenses	21,122	18,912	11.7%	61,694	57,828	6.7%
Depreciation and amortization	4,659	3,786	23.1%	13,336	11,335	17.7%
Total operating expenses	79,280	72,935	8.7%	237,117	221,206	7.2%
Operating income	19,140	14,094	35.8%	51,601	40,623	27.0%
Other income (expense):
Interest income, net	142	245	(42.0)%	462	829	(44.3)%
Other, net	(3)	(7,501)	(100.0)%	141	(7,497)	(101.9)%
Income before income tax expense	19,279	6,838	181.9%	52,204	33,955	53.7%
Income tax expense	7,827	2,739	185.8%	21,247	14,329	48.3%
Net income	$11,452	$4,099	179.4%	$30,957	$19,626	57.7%
Less net income allocated to participating securities	(334)	(120)	178.3%	(898)	(582)	54.3%
Net income allocated to common shares	$11,118	$3,979	179.4%	$30,059	$19,044	57.8%
Basic net income per share of common stock	$0.45	$0.16	181.3%	$1.20	$0.75	60.0%
Diluted net income per share of common stock	$0.45	$0.16	181.3%	$1.20	$0.74	62.2%

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Nine months ended
	Sept. 30,			Sept. 30,
	2012	2011	Change	2012	2011	Change

Statistical data:
Average number of worksite employees paid per month	127,096	118,226	7.5%	124,418	115,097	8.1%
Revenues per worksite employee per month (1)	$1,343	$1,330	1.0%	$1,452	$1,430	1.5%
Gross profit per worksite employee per month	258	245	5.3%	258	253	2.0%
Operating expenses per worksite employee per month	208	206	1.0%	212	214	(0.9)%
Operating income per worksite employee per month	50	40	25.0%	46	39	17.9%
Net income per worksite employee per month	30	12	150.0%	28	19	47.4%

(1)	Gross billings of $8,047, $7,992, $8,340 and $8,161 per worksite employee per month, less payroll cost of $6,704, $6,662, $6,888 and $6,731 per worksite employee per month, respectively.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Nine months ended
	Sept. 30,			Sept. 30,
	2012	2011	Change	2012	2011	Change

Payroll cost (GAAP)	$2,556,114	$2,362,941	8.2%	$7,712,302	$6,972,806	10.6%
Less: Bonus payroll cost	156,723	174,668	(10.3)%	728,589	644,129	13.1%
Non-bonus payroll cost	$2,399,391	$2,188,273	9.6%	$6,983,713	$6,328,677	10.4%

Payroll cost per worksite employee per month (GAAP)	$6,704	$6,662	0.6%	$6,888	$6,731	2.3%
Less: Bonus payroll cost per worksite employee per month	411	492	(16.5)%	651	621	4.8%
Non-bonus payroll cost per worksite employee per month	$6,293	$6,170	2.0%	$6,237	$6,110	2.1%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees.  Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program.  As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended			Nine months ended
	Sept. 30,			Sept. 30,
	2012	2011	Change	2012	2011	Change
Net income (GAAP)	$11,452	$4,099	179.4%	$30,957	$19,626	57.7%
Income tax expense	7,827	2,739	185.8%	21,247	14,329	48.3%
Interest expense	89	19	368.4%	265	19	—
Depreciation and amortization	4,659	3,786	23.1%	13,336	11,335	17.7%
EBITDA	24,027	10,643	125.8%	65,805	45,309	45.2%
Stock-based compensation	2,429	2,109	15.2%	7,385	6,455	14.4%
Non-operational items	—	7,496	(100.0)%	—	7,496	(100.0)%
Adjusted EBITDA	$26,456	$20,248	30.7%	$73,190	$59,260	23.5%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense.  Insperity management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Insperity, Inc.

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2012	2011	Change	2012	2011	Change

Net income (GAAP)	$11,452	$4,099	179.4%	$30,957	$19,626	57.7%
Non-operational items, net of tax	—	4,493	(100.0)%	—	4,493	(100.0)%
Adjusted net income	$11,452	$8,592	33.3%	$30,957	$24,119	28.4%

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2012	2011	Change	2012	2011	Change

Diluted net income per share of common stock (GAAP)	$0.45	$0.16	181.3%	$1.20	$0.74	62.2%
Non-operational items, net of tax	—	0.17	(100.0)%	—	0.17	(100.0)%
Adjusted diluted net income per share of common stock	$0.45	$0.33	36.4%	$1.20	$0.91	31.9%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of the two non-operational items (loss on aircraft exchange and California settlement), net of tax. Insperity management believes adjusted net income is a useful measure of the company’s operating performance in this period, as it allows for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies.  Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Insperity includes non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.